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                                                                    EXHIBIT (11)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 22, Amendment No. 24 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 7, 1997, relating to the financial statements and financial highlights of the Asset Allocation Portfolio, Domestic Strategic Portfolio, Enterprise Portfolio, Government Portfolio, Money Market Portfolio, Real Estate Portfolio, Emerging Growth Portfolio, Global Equity Portfolio and Growth and Income Portfolio (constituting Van Kampen American Capital Life Investment Trust) which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectuses which constitute part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectuses and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Houston, Texas

April 28, 1997